                                                    Registration No. ___________

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             HANCOCK FABRICS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                          64-0740905
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                             3406 West Main Street
                           Tupelo, Mississippi  38801
                    (Address of Principal Executive Offices)

               Hancock Fabrics, Inc. 1991 Stock Compensation Plan
                           For Nonemployee Directors
                            (Full title of the plan)

                                   ----------

                    Larry D. Fair, Secretary, Treasurer and
                            Assistant Vice President
                             Hancock Fabrics, Inc.
                             3406 West Main Street
                           Tupelo, Mississippi  38801
                                 (601) 842-2834
                    (Name, address, including zip code, and
                   telephone number, including area code, of
                               agent for service)

                                   ----------
                                    Copy to:

                              GAIL P. CLARK, ESQ.
                        Donahue, Gallagher, Woods & Wood
                               1900 Kaiser Center
                               300 Lakeside Drive
                        Oakland, California  94612-3570

                                   ----------

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
                        CALCULATION OF REGISTRATION FEE

=================================================================================
                                        Proposed        Proposed
                                        Maximum         Maximum
    Title of            Amount to       Offering        Aggregate       Amount of
Securities to be           be           Price Per       Offering        Registra-
   Registered          Registered       Share (1)       Price (1)       tion Fee
- ---------------------------------------------------------------------------------
Common Stock             100,000         $7.0625         $706,250       $244
($.01 par value)

Common Stock              50,000
Purchase Rights


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of such common stock on September 7, 1994 ($7.0625), on the composite tape of issues listed on the New York Stock Exchange.


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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation Of Certain Documents By Reference.

         Hancock Fabrics, Inc. (the "Company") incorporates herein by reference the following documents filed with the Securities and Exchange Commission ("Commission") (File No. 1-9482):

         (a)     The registration statement on Form 10 filed pursuant to
Section 12 of the Exchange Act, including the description contained therein of common stock to be offered under the 1991 Stock Compensation Plan for Nonemployee Directors (the "Plan"), and any amendment or report filed for the purpose of updating such description; and

         (b) The Company's financial statements (and related notes or financial review) appearing in the Company's latest annual report to shareholders. (With the exception of those portions of the Company's annual reports to shareholders specifically incorporated by reference in this Prospectus, the Company's annual reports to shareholders are not to be deemed filed as part of the Registration Statement).

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to


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be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company shall provide without charge to any participant in the Plan, upon written or oral request of such participant, a copy of any and all of the foregoing documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Any such request should be directed to the Secretary of Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400, telephone (601) 842-2834.

         Item 4. Description of Securities.

         Not applicable.

         Item 5. Interests of Named Experts and Counsel.

         The legality of the common stock offered hereby has been passed upon by Donahue, Gallagher, Woods & Wood, counsel for the Company, 1900 Kaiser Center, 300 Lakeside Drive, Oakland, California 94612-3570. As of September 7, 1994, partners and associates of the firm owned beneficially or of record an aggregate of 7,938 shares of common stock of the Company (including shares as to which beneficial ownership is


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disclaimed).  Additionally, the following partners of that firm each hold the offices of Assistant Vice President and Assistant Secretary of the Company:
George J. Barron, Gail P. Clark, Bruce D. Gillies, and Andrew W. Lafrenz.

         Item 6. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding "if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." Such Section also provides that, except in certain specified circumstances, a corporation has the power to indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its


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favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit "if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation." Except in cases where the indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to, or in defense of any claim, issue or matter therein, indemnification (unless ordered by a court) is proper only if it is determined that the indemnitee has met the applicable standards quoted above (1) by majority vote of the directors who are not parties to such action, suit or proceeding, even though they constitute less than a quorum, or (2) if a majority of disinterested directors, even though they constitute less than a quorum, so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Section 145 further provides that its provisions respecting indemnification shall not be deemed exclusive of any nonstatutory indemnification right.

         Article Ninth of the Company's Certificate of Incorporation (the "Certificate") provides for indemnification, to the fullest extent authorized by Delaware law (as currently in effect or, to the extent indemnification is broadened, as it may be amended), for each person who was or is made a party to, or is involved in,


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any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, partner, member or trustee of another entity). Such indemnification extends to all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Article Ninth provides that rights conferred thereby are contract rights and are not exclusive of any other rights that the indemnitee may acquire under any statute, provision of the Certificate or By-Laws of the Company, agreement, vote of shareholders or disinterested directors, or otherwise.

         The Company also maintains an insurance policy for directors and officers liability, as authorized by Section 145 of the DGCL.

         Item 7. Exemption from Registration Claimed.

         Not applicable.

         Item 8. Exhibits.

         Exhibit No.      Description
         -----------      -----------

             4.1 Certificate of Incorporation of Registrant (filed as Exhibits 3.1 and 4.1 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.2 Bylaws of Registrant (filed as Exhibits 3.2 and 4.2 to the Form 10-K and filed with the Commission on April 27, 1994, and incorporated herein by reference)


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         Exhibit No.      Description
         -----------      -----------

             4.3 Rights Agreement between Registrant and C & S/Sovran Trust Company (Georgia), N.A., as amended March 14, 1991 and restated as of April 2, 1991 (filed as Exhibit 4.3 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.4 Amendment to Rights Agreement between Registrant and NationsBank of Georgia, N.A. (formerly C & S/Sovran Trust Company [Georgia], N.A.) dated June 25, 1992 (filed as Exhibit 4.4 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.5 Agreement between Registrant and Continental Stock Transfer and Trust Company (as Rights Agent) dated as of July 16, 1992 (filed as Exhibit 4.5 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.6 Note Purchase Agreement between Registrant and Nationwide Life Insurance Company, West Coast Life Insurance Company, Financial Horizons Insurance Company, Farmland Life Insurance Company and Wisconsin Healthcare Liability Insurance Plan ("Note Purchase Agreement") dated as of January 15, 1992 (filed as Exhibit 4.6 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.7 Amendment to Note Purchase Agreement dated as of November 4, 1992 (filed as Exhibit 4.7 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.8 Credit Agreement among Registrant and NationsBank of Georgia, N.A., as Agent and Lenders as Signatories Hereto dated as of September 20, 1993 (filed as
                          Exhibit 4.8 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             5.1          Opinion of Donahue, Gallagher, Woods & Wood

            23.1          Consent of Price Waterhouse LLP

         Exhibit No.      Description
         -----------      -----------

            23.2 Consent of Donahue, Gallagher, Woods & Wood (included in Exhibit 5.1)

            24.1 Power of Attorney (included on page 12 of this Registration Statement)


         Item 9. Undertakings.

                 The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the Registration Statement:

                               (i)         To include any Prospectus required
by Section 10(a)(3) of the Securities Act;

                              (ii)         To reflect in the Prospectus any
facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                             (iii)         To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;


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                 (2)      That, for purposes of determining any liability under
the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

                 (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (5) To deliver or cause to be delivered with the Prospectus to each participant to whom the Prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its latest fiscal year, unless such participant otherwise has received a copy of such report, in which case the Registrant shall promptly furnish, without charge, a copy of such report on written request of the participant; and

                 (6) To transmit or cause to be transmitted to all participants in the Plan who do not otherwise receive such material as shareholders of the Registrant, at the time and in


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the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on the 8th day of September, 1994.

                                        HANCOCK FABRICS, INC.
                                        (Registrant)

                                        By /s/ Morris O. Jarvis
                                           -----------------------------------
                                           Morris O. Jarvis
                                           Chairman of the Board,
                                           Chief Executive Officer and
                                           Director



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morris O. Jarvis, Larry G. Kirk and Jack
W. Busby, Jr. and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and


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thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons, in the capacities indicated, in the City of Tupelo, State of Mississippi, on the 8th day of September, 1994.

                    Signatures                                                     Title
                    -----------                                                    -----
/s/ Morris O. Jarvis                                        Chairman of the Board, Chief Executive Officer and
- ---------------------------------------------------         Director (Principal Executive Officer)
                  Morris O. Jarvis


/s/ Larry G. Kirk                                           President, Chief Financial Officer and Director
- ---------------------------------------------------         (Principal Financial Officer)
                   Larry G. Kirk


/s/ Don L. Fruge                                            Director
- ---------------------------------------------------
                    Don L. Fruge


                                                            Director
- ---------------------------------------------------
                     Ivan Owen


/s/ D. L. Weaver                                             Director
- ---------------------------------------------------
                  Donna L. Weaver


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
                                LIST OF EXHIBITS


         Exhibit No.      Description
         -----------      -----------

             4.1 Certificate of Incorporation of Registrant (filed as Exhibits 3.1 and 4.1 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.2 Bylaws of Registrant (filed as Exhibits 3.2 and 4.2 to the Form 10-K and filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.3 Rights Agreement between Registrant and C & S/Sovran Trust Company (Georgia), N.A., as amended March 14, 1991 and restated as of April 2, 1991 (filed as Exhibit 4.3 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.4 Amendment to Rights Agreement between Registrant and NationsBank of Georgia, N.A. (formerly C & S/Sovran Trust Company [Georgia], N.A.) dated June 25, 1992 (filed as Exhibit 4.4 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.5 Agreement between Registrant and Continental Stock Transfer and Trust Company (as Rights Agent) dated as of July 16, 1992 (filed as Exhibit 4.5 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.6 Note Purchase Agreement between Registrant and Nationwide Life Insurance Company, West Coast Life Insurance Company, Financial Horizons Insurance Company, Farmland Life Insurance Company and Wisconsin Healthcare Liability Insurance Plan ("Note Purchase Agreement") dated as of January 15, 1992 (filed as Exhibit 4.6 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             4.7 Amendment to Note Purchase Agreement dated as of November 4, 1992 (filed as Exhibit 4.7 to the Form 10-K filed with the Commission on


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
         Exhibit No.      Description
         -----------      -----------

                          April 27, 1994, and incorporated herein by reference)

             4.8 Credit Agreement among Registrant and NationsBank of Georgia, N.A., as Agent and Lenders as Signatories Hereto dated as of September 20, 1993 (filed as
                          Exhibit 4.8 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference)

             5.1          Opinion of Donahue, Gallagher, Woods & Wood

            23.1          Consent of Price Waterhouse LLP

            23.2 Consent of Donahue, Gallagher, Woods & Wood (included in Exhibit 5.1)

            24.1 Power of Attorney (included on page 12 of this Registration Statement)


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